Exhibit 10.2

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 to Credit Agreement, dated as of December 20, 2018 (this “Agreement”) is among Andeavor Logistics LP, a Delaware limited partnership (the “Borrower”), certain Subsidiaries of the Borrower party hereto (the “Guarantors”), the undersigned Lenders (as defined below), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

INTRODUCTION

A. The Borrower, the financial institutions party thereto as Lenders (the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement dated as of January 29, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrower has requested, and the undersigned Lenders (which Lenders constitute the Required Lenders) and the Administrative Agent have agreed, to amend the Credit Agreement as set forth herein, subject to the terms and conditions set forth herein.

THEREFORE, in fulfillment of the foregoing, the Borrower, the Guarantors, the Administrative Agent, and the Lenders hereby agree as follows:

Section 1. Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendment of Credit Agreement.

(a) The Credit Agreement, Schedule 7.01 (Existing Liens) attached thereto and Schedule 7.02 (Existing Indebtedness) attached thereto are hereby amended as set forth in Annex I attached hereto.

(b) Schedule 5.12 attached hereto is hereby added as Schedule 5.12 (Subsidiaries and Other Equity Investments; Loan Parties) to the Credit Agreement and shall hereby replace existing Schedule 5.13 (Subsidiaries and Other Equity Investments; Loan Parties) to the Credit Agreement.

(c) Schedule 7.08 attached hereto is hereby added as Schedule 7.08 (Affiliate Transactions) to the Credit Agreement.

(d) Schedules 1-A (Initial Terminals), 1-B (Material Contracts), 1-C (Mortgages and Deeds of Trust), 5.09 (Environmental Matters), 5.11 (Certain Tax Information), 7.03 (Existing Investments) and 7.09 (Burdensome Agreements) attached to the Credit Agreement are hereby deleted.

Section 3. Representations and Warranties. Each of the Borrower and the Guarantors represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery, and performance of this Agreement by the Borrower and the Guarantors are within the corporate or equivalent power and authority of the Borrower and the Guarantors and have been duly authorized by all necessary corporate or other organizational action, (b) this Agreement and the Credit Agreement as amended hereby constitute legal, valid, and binding obligations of the Borrower and the Guarantors, enforceable against the Borrower and the Guarantors in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity, (c) the representations and warranties of the Borrower and the Guarantors contained in each Loan Document are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) on and as of the date of this Agreement, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 3(c), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement are deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, and (d) no Default exists or will immediately result from this Agreement.

Section 4. Effectiveness. This Agreement shall become effective as of the date hereof upon the occurrence of all of the following:

(a) Documentation. The Administrative Agent (or its counsel) shall have received:

(i) this Agreement, duly and validly executed by the General Partner of the Borrower and by a Responsible Officer of each Guarantor (or the general partner of such Guarantor, as applicable), and by the Required Lenders;

(ii) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower and each Guarantor is validly existing and in good standing in its state of organization as of a recent date; and

(iii) evidence that Amendment No. 2 to the Revolving Credit Agreement shall become effective substantially concurrently with the closing of this Agreement.

(b) Fees and Expenses. The Borrower shall have paid all costs, expenses, and fees which have been invoiced at least two (2) Business Days prior to the date hereof and are payable pursuant to Section 10.04 of the Credit Agreement.

Section 5. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 6.01 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

Section 6. Effect on Loan Documents. Except as amended herein, the Credit Agreement and the other Loan Documents remain in full force and effect as originally executed and are hereby in all respects ratified and confirmed, and nothing herein shall act as a waiver of any of the Administrative Agent’s or the Lenders’ rights under the Loan Documents, as amended. On and after the effectiveness of this Agreement, any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as amended by this Agreement. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under the Loan Documents.

Section 7. Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that as of the date hereof such Guarantor has no defense to the enforcement of the Guaranty, and that according to its terms the Guaranty will continue in full force and effect to guaranty the Borrower’s obligations under the Credit Agreement and the other amounts described in the Guaranty following the execution of this Agreement.

Section 8. Choice of Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10. Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Agreement.

THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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EXECUTED as of the date first set forth above.

ANDEAVOR LOGISTICS LP

By:	TESORO LOGISTICS GP, LLC, its general partner

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President, Finance and Treasurer

ANDEAVOR FIELD SERVICES LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

ANDEAVOR GATHERING I LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

ANDEAVOR LOGISTICS CD LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

ANDEAVOR MIDSTREAM PARTNERS GP LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

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ANDEAVOR MIDSTREAM PARTNERS LP

By:	ANDEAVOR MIDSTREAM PARTNERS GP LLC, its general partner

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

ANDEAVOR MIDSTREAM PARTNERS OPERATING LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

ANDEAVOR MPL HOLDINGS LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

ASPHALT TERMINALS LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

GREEN RIVER PROCESSING, LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

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RENDEZVOUS PIPELINE COMPANY, LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

TESORO ALASKA PIPELINE COMPANY LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

TESORO ALASKA TERMINALS LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

TESORO GREAT PLAINS GATHERING & MARKETING LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

TESORO GREAT PLAINS MIDSTREAM LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

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TESORO HIGH PLAINS PIPELINE COMPANY LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

TESORO LOGISTICS FINANCE CORP.

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

TESORO LOGISTICS NORTHWEST PIPELINE LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

TESORO LOGISTICS OPERATIONS LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

TESORO LOGISTICS PIPELINES LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

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TESORO SOCAL PIPELINE COMPANY LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

WESTERN REFINING CONAN GATHERING, LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

WESTERN REFINING DELAWARE BASIN STORAGE, LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

WESTERN REFINING LOGISTICS, LP

By:	WESTERN REFINING LOGISTICS GP, LLC, its general partner

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

WESTERN REFINING PIPELINE, LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

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WESTERN REFINING PRODUCT TRANSPORT, LLC

By:	WESTERN REFINING WHOLESALE, LLC, its sole member

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

WESTERN REFINING TERMINALS, LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

WESTERN REFINING WHOLESALE, LLC

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

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WNRL ENERGY GP, LLC

By:	WESTERN REFINING LOGISTICS GP, LLC, general partner of WESTERN REFINING LOGISTICS, LP, as sole member

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

WNRL ENERGY, LLC

By:	WESTERN REFINING LOGISTICS GP, LLC, general partner of WESTERN REFINING LOGISTICS, LP, as sole member

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

WNRL FINANCE CORP.

By:	/s/ Andrew Woodward
Name:	Andrew Woodward
Title:	Vice President and Treasurer

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BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kelly Weaver
Name:	Kelly Weaver
Title:	Vice President

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Alia Qaddumi
Name:	Alia Qaddumi
Title:	Director

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ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Kelly Hall
Name:	Kelly Hall
Title:	Director

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BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

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BMO HARRIS BANK N.A., as a Lender

By:	/s/ Melissa Guzmann
Name:	Melissa Guzmann
Title:	Director

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BNP PARIBAS, as a Lender

By:	/s/ Joseph Onischuk
Name:	Joseph Onischuk
Title:	Managing Director

By:	/s/ Denis O’Meara
Name:	Denis O’Meara
Title:	Managing Director

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CITIBANK, N.A., as a Lender

By:	/s/ Jeff Ard
Name:	Jeff Ard
Title:	Vice President

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COMPASS BANK, as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Authorized Signatory

By:	/s/ Whitney Gaston
Name:	Whitney Gaston
Title:	Authorized Signatory

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FROST BANK, a Texas state bank, as a Lender

By:	/s/ Philip R. Rosenfeld
Name:	Philip R. Rosenfeld
Title:	Senior Vice President

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GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Jeffrey C. Miller
Name:	Jeffrey C. Miller
Title:	Executive Director

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MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

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MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO MITSUBISHI UFJ, LTD.), as a Lender

By:	/s/ Christopher Facenda
Name:	Christopher Facenda
Title:	Director

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Sean Piper
Name:	Sean Piper
Title:	AVP

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RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Jason Williams
Name:	Jason Williams
Title:	Vice President

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ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

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SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Katsuyuki Kubo
Name:	Katsuyuki Kubo
Title:	Managing Director

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SUNTRUST BANK, as a Lender

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

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TORONTO DOMINION (TEXAS) LLC, as a Lender

By:	/s/ Linh Dang
Name:	Linh Dang
Title:	Authorized Signatory

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ John Prigge
Name:	John Prigge
Title:	Senior Vice President

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WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Nathan Starr
Name:	Nathan Starr
Title:	Vice President

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Final Version

ANNEX I TO AMENDMENT NO. 2 TO CREDIT AGREEMENT

CREDIT AGREEMENT

Dated as of January 29, 2016

among

ANDEAVOR LOGISTICS LP (formerly known as Tesoro Logistics LP),

as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent,

BARCLAYS BANK PLC, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

BBVA COMPASS BANK, BNP PARIBAS, CREDIT SUISSE AG, CAYMAN ISLANDS

BRANCH, DEUTSCHE BANK AG, NEW YORK BRANCH, GOLDMAN SACHS BANK

USA, MIZUHO BANK, LTD., ROYAL BANK OF CANADA, SUNTRUST BANK, MUFG

BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.), TORONTO

DOMINION (TEXAS) LLC, US BANK,

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS

BANK PLC, CITIBANK, N.A., DEUTSCHE BANK AG, NEW YORK BRANCH,

GOLDMAN SACHS BANK USA, J.P. MORGAN SECURITIES LLC, MIZUHO BANK,

LTD, MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),

TORONTO DOMINION (TEXAS) LLC, AND WELLS FARGO BANK SECURITIES

LLC,

AS JOINT LEAD ARRANGERS

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS

BANK PLC, CITIBANK, N.A., J.P MORGAN SECURITIES LLC, AND WELLS FARGO

BANK SECURITIES LLC,

AS JOINT BOOKRUNNERS

-i-

(continued)

(continued)

(continued)

(continued)

(continued)

SCHEDULES

1.01(A)	Guarantors
2.01	Commitments and Applicable Percentages
5.12	Subsidiaries and Other Equity Investments; Loan Parties
7.01	Existing Liens
7.02	Existing Indebtedness
7.08	Affiliate Transactions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Revolving Credit Loan Notice
B	Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Administrative Questionnaire
E	[Reserved].
F-1 – F-3	Forms of U.S. Tax Compliance Certificates

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of January 29, 2016, among ANDEAVOR LOGISTICS LP, a Delaware limited partnership (formerly known as Tesoro Logistics LP, the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the acquisition, directly or indirectly, by any Person of (a) at least a majority of the Equity Interests of another Person, (b) all or substantially all of the assets of another Person, (c) all or substantially all of a line of business or division of another Person (in each case above (i) whether or not involving a merger or a consolidation with such other Person and (ii) whether in one transaction or a series of related transactions), or (d) any properties or assets the Acquisition Consideration for which exceeds, in an individual transaction, $30,000,000 (but in any case excluding any ordinary course capital expenditures of the Loan Parties or replacements of existing equipment, property or assets of the Loan Parties).

“Acquisition Consideration” means, in connection with any Acquisition, the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations to, and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for such Acquisition; provided, that any contingent future payment shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Borrower or any Subsidiary.

“Act” has the meaning specified in Section 10.18.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments (including Tranches thereof) of all the Lenders. As of the Amendment No. 1 Effective Date, the Aggregate Commitments are $1,000,000,000.

“Agreement” means this Credit Agreement.

“Amendment No. 1 Effective Date” means January 5, 2018.

“Amendment No. 2 Effective Date” means December 20, 2018

“Andeavor” means Andeavor, LLC, a Delaware limited liability company, as successor by merger to Andeavor (formerly known as Tesoro Corporation), a Delaware corporation.

“Andeavor Midstream” means Andeavor Midstream Partners LP (formerly known as QEP Midstream Partners, LP), a Delaware limited partnership.

“Andeavor Midstream GP” means Andeavor Midstream Partners GP LLC (formerly known as QEP Midstream Partners GP, LLC), a Delaware limited liability company.

“Andeavor Rio” means Andeavor Logistics Rio Pipeline LLC, a Delaware limited liability company.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each Lender to make Loans have been terminated pursuant to Section 8.02, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Aggregate Commitments shall be determined based on the Applicable Percentage of such Lender in respect of the Aggregate Commitments most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” and “Applicable Fee Rate” means the applicable percentage per annum set forth below in the Ratings-Based Pricing Grid, determined by reference to the Borrower’s Debt Rating then in effect.

Ratings-Based Pricing Grid:

Pricing Level	Ratings (Moody’s/S&P)		Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans	Applicable Fee Rate
1	≥	Baa1/BBB+	1.135%	0.135%	0.175%
2	≥	Baa2/BBB	1.26%	0.26%	0.20%
3	≥	Baa3/BBB-	1.51%	0.51%	0.25%
4	≥	Ba1/BB+	1.76%	0.76%	0.30%
5		< Ba1/BB+	2.01%	1.01%	0.375%

For purposes of the Ratings-Based Pricing Grid, (a) if the ratings are split, the lower of such ratings shall apply; provided, that if the lower rating is two or more levels below the higher rating, the rating next above the lower of the two shall apply; (b) if only one Rating Agency issues a rating, such rating shall apply; (c) if the rating established by Moody’s or S&P shall be changed, such change shall be effective as of the date on which it is first publicly announced by the applicable Rating Agency; and (d) if the Borrower does not have any Debt Rating, then Pricing Level 5 shall apply.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citibank, N.A., Deutsche Bank AG, New York Branch, Goldman Sachs Bank USA, J.P. Morgan Securities LLC, Mizuho Bank, Ltd., MUFG Bank, Ltd. (f/k/a The Bank of Tokyo-Mitsubishi UFJ, Ltd.), Toronto Dominion (Texas) LLC, and Wells Fargo Securities LLC, in their capacities as joint lead arrangers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., Wells Fargo Bank Securities LLC, in their capacities as joint bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease

Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the combined consolidated statements of operations, partners equity (deficit) and cash flows of the Borrower, the Borrower’s Predecessors and its Subsidiaries for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, partners’ capital, retained earnings and cash flows for such fiscal year of the Borrower, the Borrower’s Predecessors and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Lender to make Revolving Credit Loans pursuant to Section 8.02.

“Available Cash” has the meaning set forth in the Borrower Partnership Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan that bears interest based on the Base Rate.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of Andeavor Logistics LP dated as of December 1, 2017, among the General Partner, Andeavor, Tesoro Alaska, TRMC and the other limited partners party thereto.

“Borrower’s Predecessor” means the Borrower’s “Predecessor” as described in the 10-K of the Borrower most recently filed with the SEC as of the Closing Date.

“Business” means the ownership, operation, development and acquisition of Crude Oil, Refined Products and natural gas logistics assets.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means any of the following types of investments, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) Dollar-denominated time deposits with, or Dollar-denominated insured certificates of deposit or Dollar-denominated bankers’ acceptances of, any commercial bank that (i) (A) is a Lender, or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System; (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition; and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d) investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement, and (b) with respect to any Cash Management Agreement entered into before the Closing Date, is a Lender or Affiliate of a Lender on the Closing Date.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following events or conditions: (a) the General Partner shall cease to be the sole general partner of the Borrower; (b) Marathon Petroleum Corporation, a Delaware corporation, shall cease, directly or indirectly, to own and control legally and beneficially more than 50% of the Equity Interests in the General Partner; (c) the Borrower shall cease, directly or indirectly, to own and control legally and beneficially 100% of the Equity Interests in Andeavor Midstream GP; or (d) the Borrower shall cease, directly or indirectly, to own and control legally and beneficially 100% of the Equity Interests of Andeavor Midstream or Opco except to the extent that such failure is as a result of a merger or consolidation of Andeavor Midstream or Opco, as applicable, into the Borrower.

“Closing Date” means January 29, 2016.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Commitment” means, as to each Lender, its obligation to make Revolving Credit Loans (and Tranches thereof) to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) any charges or expenses (other than depreciation or amortization expense) directly incurred in connection with any Acquisition or Disposition permitted by this Agreement, in an aggregate amount not to exceed 10% of Consolidated EBITDA (as shown on the consolidated financial statements of the Borrower and its Restricted Subsidiaries most recently delivered to the Administrative Agent in accordance with Section 6.01 but without giving effect to this clause (iv) in such calculation) for any Measurement Period, and (v) all non-cash charges or expenses reducing Consolidated Net Income (in each case of or by the Borrower and its Restricted Subsidiaries for such Measurement Period) minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits, (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Borrower and its Restricted Subsidiaries for such Measurement Period) and (iii) any cash expenditures during such Measurement Period on account of any non-cash item which was added back to Consolidated EBITDA during any prior period with respect to which a calculation of Consolidated EBITDA was made under this Agreement (and provided that the cash expenditure does not impact Consolidated Net Income in the period paid). Consolidated EBITDA shall be calculated for each Measurement Period, on a pro forma basis, after giving effect to, without duplication, any Acquisition, Disposition, or designation of an Unrestricted Subsidiary as a Restricted Subsidiary or of a Restricted Subsidiary as an Unrestricted Subsidiary occurring during each period commencing on the first day of such period to and including the date of such transaction (the “Reference Period”) as if such Acquisition, Disposition, or designation and any related incurrence or repayment of Indebtedness occurred on the first day of the Reference Period. In making the calculation contemplated by the preceding sentence, Consolidated EBITDA generated or to be generated by such acquired, divested, designated, or damaged or condemned property or Person shall be determined in good faith by the Borrower based on reasonable assumptions; provided, however, that (A) such pro forma calculations shall also be reasonably acceptable to the Administrative Agent if such pro forma adjustments to Consolidated EBITDA exceed the lesser of (x) $100,000,000 for any one Acquisition or Disposition, as applicable, and (y) thirty percent (30%) of the Consolidated EBITDA for the Borrower and its Restricted Subsidiaries on a consolidated basis prior to such adjustment and (B) no such pro forma adjustments shall be allowed unless, not less than thirty (30) days after the end of such period, the Administrative Agent shall have received such written documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, supporting such pro forma adjustments. For purposes of calculating the Consolidated Leverage Ratio to determine compliance with Section 7.11, Consolidated EBITDA may include, at Borrower’s option, any Material Project EBITDA Adjustments.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) [Reserved], (e) all Attributable Indebtedness, and (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Restricted Subsidiary. Consolidated Funded Indebtedness of any Person shall include all Indebtedness of any other Person (including any partnership in which such Person is a general partner) of the types referred to in clauses (a) through (f) above to the extent such Person is legally liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent (i) paid in cash or required to have been paid in cash and (ii) treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Funded Indebtedness as of such date minus (ii) all cash and Cash Equivalents held by the Borrower and its Restricted Subsidiaries as of such date (other than any restricted cash or restricted Cash Equivalents) on a consolidated basis to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period as set forth on the Borrower’s financial statements most recently filed with the SEC on Form 10-K or Form 10-Q; provided that Consolidated Net Income shall exclude (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the net income of any Restricted Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) any non-cash gains or losses resulting from mark to market activity as a result of FASB ASC 815 and (d) any income (or loss) for such Measurement Period of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Borrower as described in clause (b) of this proviso).

“Consolidated Net Tangible Assets” means, at any date, (a) total assets of the Borrower and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities (excluding short-term Indebtedness and the current portion of long-term Indebtedness) of the Borrower and the Restricted Subsidiaries and (ii) goodwill and other business combination related intangible assets of the Borrower and the Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the consolidated financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or Section 6.01(b); provided that the assets of Unrestricted Subsidiaries and the liabilities of Unrestricted Subsidiaries shall be excluded from calculation of Consolidated Net Tangible Assets. For purposes of this definition, the amount of assets and liabilities of any non-Wholly Owned Subsidiary shall be included or deducted, as the case may be, only to the extent of the proportional Equity Interest directly or indirectly owned by the Borrower in such Restricted Subsidiary, provided that, in the case of any such liabilities, to the extent such liabilities are recourse to the Borrower or any other Restricted Subsidiary, the full amount of such liabilities that are so recourse shall be deducted for purposes of this definition.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means a Revolving Credit Borrowing.

“Crude Oil” means the unrefined mixture of liquid hydrocarbons, of any grade or specific gravity, commonly known as petroleum or oil.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Rating” means, as to each Rating Agency and on any day, the rating maintained by such Rating Agency on such day for senior, unsecured, non-credit enhanced long-term debt of the Borrower.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, unless cured or waived during any applicable grace or cure period, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Distribution Payments” means any cash distribution or dividend by the Borrower on, or in respect of any retirement, purchase, redemption, or other acquisition of, any Equity Interests.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party, any of their respective Restricted Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however, that debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests shall not constitute Equity Interests prior to conversion or exchange thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.1

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated and approved by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period and;

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is used by the Administrative Agent in connection herewith, such rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; provided further that, if the LIBOR screen rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Subsidiary Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Subsidiary Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.19 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Subsidiary Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Subsidiary Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

[1]	The EU Bail-In Legislation Schedule may be found at http://www.lma.eu.com/uploads/files/EU%20BAIL-IN%20LEGISLATION%20SCHEDULE%2022-Dec-2015%2010-46%20.pdf

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its net income (however denominated), profits, or capital (however denominated), and franchise Taxes imposed on it, in each case, (i) as a result of such recipient being organized under the Laws of, or having its principal office located in or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction described in clause (a) above; (c) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii); (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any United States withholding Tax that is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01(a)(ii); (e) any Taxes attributable to a recipient’s failure to comply with clause (B) of Section 3.01(e)(ii), and (f) any United States Federal Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of December 2, 2014, by and among the Borrower, the Administrative Agent and the lenders party thereto.

“Extending Lenders” has the meaning specified in Section 2.17(d).

“Extended Loans” has the meaning specified in Section 2.17(a).

“Extended Loan Commitments” has the meaning specified in Section 2.17(a).

“Extension” has the meaning specified in Section 2.17(a).

“Extension Amendment” has the meaning specified in Section 2.17(d).

“Extension Offer” has the meaning specified in Section 2.17(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (so long as such modification is substantively comparable and not materially more onerous to comply with) (together with the portions of any law implementing such intergovernmental agreements).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent; provided further that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means (a) the fee letter agreement, dated December 22, 2015, among the Borrower, the Administrative Agent and the Arrangers, (b) the fee letter agreement, dated December 22, 2015, among the Borrower, the Administrative Agent and MLPFS and (c) the fee letter agreement, dated December 20, 2017, among the Borrower, the Administrative Agent and MLPFS.

“FERC” means the Federal Energy Regulatory Commission or any of its successors.

“Financial Officer” means the chief executive officer, chief financial officer (or other principal financial officer, including vice president, finance), treasurer or controller of a Loan Party.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for Tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“FSHCO” means any Subsidiary that for U.S. federal income tax purposes is treated either as a partnership or as a disregarded entity if substantially all the assets of such Subsidiary comprise of equity interests (as determined for U.S. federal income tax purposes) in one or more (a) CFCs and/or (b) FSHCOs.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Tesoro Logistics GP, LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) the Subsidiaries of the Borrower listed on Schedule 1.01(A) and each other Restricted Subsidiary that is a Material Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12 and (b) solely with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty pursuant to Section 10.19 with respect to all Swap Obligations, the Borrower. For the avoidance of doubt, no CFC, FSHCO, or any Subsidiary that is disregarded for U.S. federal income tax purposes and that is held directly or indirectly by a CFC or FSHCO shall be a Guarantor.

“Guaranty” means the Guaranty made by the Guarantors in favor of, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, together with each other guaranty and guaranty supplement delivered pursuant to Sections 4.01, 4.04 or 6.12.

“Hazardous Materials” means all substances, wastes or other pollutants identified as hazardous or toxic pursuant to any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes.

“Hedge Bank” means any Person that, (a) at the time it enters into an interest rate Swap Contract that such Person reasonably believes is permitted under Article VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract and (b) with respect to any Swap Contract entered into before the Closing Date, is a Lender or an Affiliate of a Lender on the Closing Date.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Immaterial Subsidiary” means, subject to Section 6.12(c), any Restricted Subsidiary if and for so long as such Immaterial Subsidiary, together with all other Immaterial Subsidiaries, does not (a) have total assets at such time exceeding 5% of the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP or (b) generate more than 5% of Consolidated EBITDA for the most recently completed four fiscal quarter period, in each case as of the end of the fiscal quarter most recently ended and for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b).

“Impacted Loans” has the meaning specified in Section 3.03.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is legally liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof by and among the Borrower, the Revolving Administrative Agent, the Administrative Agent, and the other parties party thereto.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Credit Loan Notice, or such other period that is twelve months or a period shorter than one month requested by the Borrower and consented to by all the Lenders; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means a joint venture entity, the Equity Interests of which are owned by the Borrower or a Restricted Subsidiary with a third party, so long as such joint venture entity does not constitute a Subsidiary. Notwithstanding the foregoing, Andeavor Rio shall constitute a Joint Venture.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, and (d) the Fee Letters.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse effect on the operations, business, properties, or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Contract, of any one or more of the Loan Parties and their Restricted Subsidiaries in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of a Loan Party or any Restricted Subsidiary in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Restricted Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Material Project” means any capital construction or expansion project of a Borrower or its Restricted Subsidiaries, the aggregate capital cost or budgeted capital cost of which, in each case, including capital costs expended prior to the acquisition of any such project by a Borrower or its Restricted Subsidiaries, as the case may be, exceeds $25,000,000.00.

“Material Project EBITDA Adjustments” means, with respect to each Material Project (a) prior to the Commercial Operation Date of such Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs) a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on customer contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts less expenses related thereto, capital costs and expenses, scheduled Commercial Operation Date, oil and gas reserve and production estimates, commodity price assumptions and other factors deemed appropriate by the Administrative Agent) which may, at the Borrower’s option, be added to Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date (as used in this Agreement, references to “scheduled Commercial Operation Date” mean the scheduled Commercial Operation Date as reflected in the request from the Borrower to the Administrative Agent for approval of the applicable Material Project EBITDA Adjustments), then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the actual period of delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(b) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner set forth in clause (A) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Parent Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date.

Notwithstanding the foregoing:

(i) no such additions shall be allowed with respect to any Material Project unless:

(A) at least 20 days prior to the delivery of any Compliance Certificate (or such shorter time period as may be agreed by the Administrative Agent) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 7.11, the Borrower shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA attributable to such Material Project for the first full four fiscal quarter period following the scheduled Commercial Operation Date with respect to such Material Project, and

(B) prior to the date any Compliance Certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received current estimates as to Material Project completion percentage, the expected Commercial Operation Date, any known material delays with respect thereto, such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and

(ii) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments or any adjustments for Acquisitions pursuant to the definition of Consolidated EBITDA).

“Materials” has the meaning specified in Section 6.02.

“Material Subsidiary” means any Domestic Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means January 29, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Borrower.

“Midstream Business” means either (a) gathering, transportation, treating, processing, marketing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including, without limitation, entering into Swap Contracts to support such business, or (b) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“MPC” means Marathon Petroleum Corporation, a Delaware corporation.

“MPC Companies” means MPC and its Subsidiaries (other than the Borrower and its Subsidiaries).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lenders” has the meaning specified in Section 2.17(d).

“Non-Guarantor Subsidiary” means a Restricted Subsidiary of the Borrower that is not a Guarantor.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Credit Loans made by such Lender, substantially in the form of Exhibit B.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Opco” means Tesoro Logistics Operations LLC, a Delaware limited liability company.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that (i) are not yet due, (ii) are not more than 60 days past due and not subject to penalties for non-payment or (iii) are being contested in compliance with Section 5.10;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, workmen’s, landlords’ and other like Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) and securing obligations that are not overdue for more than 60 days or, if so overdue, that are being contested in compliance with Section 5.10;

(c) pledges and deposits made (i) in compliance with, or deemed trusts arising in connection with, workers’ compensation, unemployment insurance and other social security laws or regulations (other than Liens imposed by ERISA) or (ii) in respect of letters of credit, bank guarantees, performance bonds or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) Liens and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), government contracts, leases (other than Capitalized Leases), statutory obligations (other than Liens imposed by ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business or (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment or attachment liens in respect of judgments that do not constitute an Event of Default under clause (h) of Article VIII;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

(g) any Lien in favor of the United States of America, any state or any agency, department, political subdivision or other instrumentality of either, to secure partial, progress or advance payments to the Borrower or any Restricted Subsidiary pursuant to the provisions of any contract or any statute;

(h) Liens created or evidenced by or resulting from precautionary financing statements filed by lessors of property (but only relating to the leased property), other than in connection with capital leases and sale-leasebacks;

(i) Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP, provided that the aggregate amount of the obligations secured by such Liens shall not at any time exceed $75,000,000;

(j) Liens in favor of banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any of its Restricted Subsidiaries on deposit with or in the possession of such bank, in each case in the ordinary course of business;

(k) Liens that are contractual rights of set-off;

(l) Liens on cash and Cash Equivalents made to defease or to satisfy and discharge any debt securities;

(m) contractual Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, terminal and storage agreements and other agreements entered into in the ordinary course of any Loan Party’s or any Restricted Subsidiary’s business that are customary in the Midstream Business, in each case granted to secure compliance with the applicable agreement and limited to the property that is the subject of the applicable agreement, provided that any such Liens are for claims which are not delinquent or which are being contested in good faith and, if applicable, for which adequate reserves have been maintained to the extent required by GAAP, and provided further that any such Lien does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or the applicable Restricted Subsidiary or materially impair the value of such property subject thereto;

(n) Liens on earnest money deposits made by a Loan Party or a Restricted Subsidiary in connection with any letter of intent or purchase agreement with respect to an acquisition or other investment permitted hereunder;

(o) customary Liens arising under sale agreements related to any disposition permitted hereunder, provided that such Liens extend only to the property to be disposed of; and

(p) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, insurance premiums, co-payment, co-insurance, retentions and similar obligations (other than Indebtedness) to providers of insurance, provided that such Liens are granted, and such obligations are incurred, in the ordinary course of business.

provided that the term “Permitted Encumbrances” shall not include any Lien (other than any Lien referred to in clause (l) above) securing Indebtedness of the type included in Consolidated Funded Indebtedness.

“Permitted Facility Indebtedness” means the Indebtedness under the Loan Documents and the Revolving Loan Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pipeline Systems” means, collectively, (a) the approximately 700 miles of Crude Oil pipelines located in North Dakota and Montana owned by the Borrower or any of its Restricted Subsidiaries, (b) the Utah Pipelines, and (c) any other gathering systems or pipelines owned by any Loan Party that are used in the Business, including in each case any gathering receipt, relay, and pump stations connected or relating to any of the foregoing.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rating Agency” means each of Moody’s and S&P.

“Refined Products” means gasoline, diesel fuel, jet fuel, liquid petroleum gases, asphalt and asphalt products, and other refined petroleum products.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means with respect to a Revolving Credit Borrowing, conversion or continuation of Revolving Credit Loans, a Revolving Credit Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Commitments.

“Responsible Officer” means the chief executive officer, president, chief financial officer (or other principal financial officer, including vice president, finance), treasurer, assistant treasurer or controller of a Loan Party or the General Partner acting on behalf of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party or the General Partner acting on behalf of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or the General Partner acting on behalf of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or the General Partner acting on behalf of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Restricted Subsidiary” means any Subsidiary of the Borrower that has not been designated as an Unrestricted Subsidiary in accordance with the definition thereof.

“Revolving Administrative Agent” means Bank of America, as administrative agent under the Revolving Credit Agreement or any successor administrative agent thereunder.

“Revolving Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, the lenders party thereto and the Revolving Administrative Agent.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans.

“Revolving Credit Loan” has the meaning specified in Section 2.01.

“Revolving Credit Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Revolving Loan Documents” means the “Loan Documents” as defined in the Revolving Credit Agreement.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of any property (whether such property is now owned or hereafter acquired) that has been or is to be sold or transferred by the Borrower or any Restricted Subsidiary to such Person or any of its Affiliates, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, and (b) leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.

“Sanctioned Country” means a country, territory or region which is itself the subject or target of any Sanctions.

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the United States Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the OFAC, or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate Swap Contract that is entered into by and between any Loan Party and any Hedge Bank.

“Significant Subsidiary” has the meaning ascribed to such term under Regulation S-X promulgated under the Exchange Act. Unless otherwise specified, all references herein to a Significant Subsidiary or Significant Subsidiaries shall refer to a Significant Subsidiary or Significant Subsidiaries of the Borrower.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Acquisition” means any Acquisition which is (a) designated by the Borrower (by written notice to the Administrative Agent) as a “Specified Acquisition” and (b) made by the Borrower or any of its Restricted Subsidiaries in which the Acquisition Consideration therefor exceeds $50,000,000.

“Specified Acquisition Period” means, upon Borrower’s election, (a) the fiscal quarter during which the Borrower or any of its Restricted Subsidiaries consummates a Specified Acquisition and (b) the two fiscal quarters immediately following the fiscal quarter described in clause (a); provided, however, that (i) no more than one Specified Acquisition Period may be in effect at any one time, (ii) no Specified Acquisition Period may become effective if the Borrower fails to timely elect such Specified Acquisition Period, and (iii) no more than one Specified Acquisition Period may be elected with respect to any particular Specified Acquisition.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.19).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing, Andeavor Rio shall not constitute a Subsidiary.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TAPC” means Tesoro Alaska Pipeline Company LLC, a Delaware limited liability company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tesoro Alaska” means Tesoro Alaska Company LLC, a Delaware limited liability company.

“Tesoro Companies” means Tesoro Companies, Inc., a Delaware corporation.

“Tesoro Consent” means the Amended and Restated Consent and Agreement dated as of the date hereof among the Loan Parties.

“Tesoro High Plains” means Tesoro High Plains Pipeline Company LLC, a Delaware limited liability company.

“Threshold Amount” means $100,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“TLNP” means Tesoro Logistics Northwest Pipeline LLC, a Delaware limited liability company.

“Tranche” means any Extended Loans that have terms and provisions that differ from those of the Revolving Loans outstanding on the date such Extended Loans are made.

“Transactions” means, collectively, (a) the initial Credit Extensions under this Agreement, (b) the effectiveness of the Revolving Credit Agreement and (c) the payment of fees, commissions and expenses in connection with the foregoing.

“TRMC” means Tesoro Refining & Marketing Company LLC, a Delaware limited liability company, f/k/a Tesoro Refining and Marketing Company, a Delaware corporation.

“TSPC” means Tesoro SoCal Pipeline Company LLC, a Delaware limited liability company.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means each Subsidiary of the Borrower that has been designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13(a) and, pursuant to Section 6.13(e), any Subsidiary of such Unrestricted Subsidiary. As of the Amendment No. 2 Effective Date, Three Rivers Gathering, L.L.C., Uintah Basin Field Services, LLC and Rendezvous Gas Services, L.L.C. are Unrestricted Subsidiaries.

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States of America and that is not a CFC or FSHCO.

“Utah Pipelines” means, collectively, (a) the three short-haul Crude Oil supply pipelines located in Utah owned by the Borrower or any of its Subsidiaries, and (b) the two short-haul Refined Product delivery pipelines located in Utah owned by the Borrower or any of its Subsidiaries.

“Wholly Owned Subsidiary” means, with respect to a Person, any Subsidiary of such Person, all of the Equity Interests of which are directly or indirectly (through one or more wholly owned Subsidiaries) owned by such Person, excluding directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, and otherwise determining what constitutes Indebtedness hereunder, no effect shall be given to FASB ASC 842 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the FASB ASC 842.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto.

1.06 [Reserved].

1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II and IX) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 10:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone, or (ii) a Revolving Credit Loan Notice; provided that any telephone notice must be confirmed immediately by delivery to the Administrative Agent of a Revolving Credit Loan Notice. Each such notice must be received by the Administrative Agent not later than noon (A) three Business Days prior to the requested date of any Revolving Credit Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (B) on the requested date of any Revolving Credit Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Revolving Credit Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Revolving Credit Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Credit Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Revolving Credit Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Revolving Credit Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Revolving Credit Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Credit Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Revolving Credit Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Revolving Credit Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Revolving Credit Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Revolving Credit Loans.

2.03 [Reserved].

2.04 [Reserved].

2.05 Prepayments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than noon (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans (or such shorter period as agreed to by the Administrative Agent) and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Revolving Credit Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Mandatory. If for any reason the Total Outstandings at any time exceed the Aggregate Commitments at such time (including, for the avoidance of doubt, as the result of the maturity of any Tranche of Revolving Commitments), the Borrower shall immediately prepay Revolving Credit Loans in an aggregate amount equal to such excess.

2.06 Termination or Reduction of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than noon five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination. Any such notice of termination or reduction of commitments pursuant to this Section 2.06 may state that it is conditioned upon the occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

2.07 Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default under Section 8.01(a) or (f) exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Aggregate Commitments exceed the Outstanding Amount of Revolving Credit Loans subject to adjustment as provided in Section 2.16. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(b) Other Fees. (i) The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Credit Borrowing of Eurodollar Rate Loans (or, in the case of any Revolving Credit Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Revolving Credit Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Credit Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Credit Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Revolving Credit Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Revolving Credit Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

2.14 Increase in Commitments. (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request increases in the Aggregate Commitments; provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000 and (ii) no such increase shall be permitted if, after giving effect thereto, the Aggregate Commitments would exceed an amount that, when added to the principal amount of all other Permitted Facility Indebtedness (including undrawn commitments therefor) exceeds $2,600,000,000. At the time of sending such notice to the Administrative Agent, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Increase Effective Date signed by a Responsible Officer of such Loan Party or the General Partner acting on behalf of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (B) no Default exists or would immediately result from such increase and (C) giving effect to such increase and any contemporaneous increase of any other Permitted Facility Indebtedness, the aggregate amount of Permitted Facility Indebtedness (including undrawn commitments therefor) is less than or equal to $2,600,000,000. The Borrower shall prepay any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

2.15 [Reserved].

2.16 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders”.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section

10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) [Reserved].

(C) With respect to any fee payable under Section 2.09(a) or (b), the Borrower shall not be required to pay the remaining amount of any such fee.

(b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.17 Extension of Maturity Date.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request an extension of the Maturity Date (such extension, the “Extension” and such extended loans, the “Extended Loans”) and the Commitments (such commitments, the “Extended Loan Commitments”) to the extended maturity date specified in such notice. Such notice shall (i) set forth the amount of the applicable Tranche of Commitments that will be subject to the Extension (which shall be in minimum increments of $25,000,000 and a minimum amount of $300,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than fifteen (15) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Tranche of Commitments to which such Extension relates. Each Lender shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. If the aggregate principal amount of Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments, subject to the Extension Offer as set forth in the Extension notice, then the Commitments of Lenders of the applicable Tranche shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b) The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 and (iii) the terms of such Extension shall comply with paragraph (c) of this Section.

(c) The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment (as defined below); provided that (i) the final maturity date of any Extended Loan shall be no earlier than the Maturity Date, (ii) there shall be no reductions of commitments under any Extension, (iii) the Extended Loans will rank pari passu in right of payment and with respect to security with the existing Loans and the borrower and guarantors of the Extended Loan Commitments shall be the same as the Borrower and Guarantors with respect to the existing Loans, (iv) the interest rate margin, rate floors, fees and premium applicable to any Extended Loan Commitments (and the Extended Loans thereunder) shall be determined by the Borrower and the applicable extending Lenders, (v) borrowing and prepayment of the Extended Loans, or reductions of Extended Loan Commitments shall be on a pro rata basis with the other Loans or Commitments (other than upon the maturity of the non-extended Loans and Commitments) and (vi) the terms of the Commitments made under the Extension shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).

(d) In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender (such Lenders providing Extended Loans, the “Extending Lenders” and such Lenders declining to provide such Extended Loans, the “Non-Extending Lenders”) shall execute and deliver to the Administrative Agent an amendment (an “Extension Amendment”) and a certificate of each Loan Party dated as of the date of such Extension (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party or the General Partner acting on behalf of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension, and (y) in the case of the Borrower, certifying that, before and after giving effect to such Extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Loan Commitments as a new Tranche of Commitments and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Tranche (including to preserve the pro rata treatment of the extended and non-extended Tranches and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any Tranche), in each case on terms consistent with this section.

(e) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Law be made free and clear of and without reduction or withholding for any Taxes. If, however, an applicable withholding agent is required by applicable Law to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Law as determined by such withholding agent.

(ii) If an applicable withholding agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from or in respect of any sum payable hereunder or under any other Loan Document, then (A) the applicable withholding agent shall withhold or make such deductions, (B) such withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses and expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by any Governmental Authority (i) as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower or the Administrative Agent pursuant to subsection (e), (ii) attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register, (iii) with respect to any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document and (iv) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower to do so). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Law or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (iv) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon reasonable request of Borrower or the Administrative Agent) properly completed and executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1) properly completed and executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (as applicable) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2) properly completed and executed originals of Internal Revenue Service Form W-8ECI,

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) properly completed and executed originals of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (as applicable), or

(4) to the extent such Foreign Lender is not the beneficial owner, properly completed and executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, IRS Form W-8BEN Internal Revenue Service Form W-8BEN-E (as applicable), Internal Revenue Service Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-1 or Exhibit F-2, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-3 on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iv) If a payment made to a Lender hereunder or under any Loan Document would be subject to United States Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (e.g., because the Revolving Credit Loans are not treated as grandfathered obligations under FATCA), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower and the Administrative Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(v) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

(f) Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other payments or amounts owing by the Borrower.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) (i) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent upon the instruction of the Required Lenders revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Revolving Credit Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) (i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense (but not including loss of anticipated profits) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07 [Reserved].

3.08 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the General Partner acting on behalf of such Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) counterparts of this Agreement executed by the Borrower, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) the Guaranty executed by the Guarantors;

(iv) the Tesoro Consent, duly executed by each party thereto;

(v) the Intercreditor Agreement, executed by the Borrower, the Administrative Agent, the Revolving Administrative Agent and the other parties party thereto;

(vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party or the General Partner acting on behalf of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(viii) a favorable opinion of each of Simpson Thacher & Bartlett LLP and McGuireWoods LLP, counsel to the Loan Parties, addressed to the Administrative Agent, the Collateral Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(ix) a favorable opinion of Brena, Bell & Clarkson, P.C., local counsel to the Loan Parties in Alaska, McGuireWoods LLP, local counsel to the Loan Parties in California, Miller Nash Graham & Dunn LLP, local counsel to the Loan Parties in Idaho, Crowley Fleck PLLP, local counsel to the Loan Parties in Montana, Faegre Baker Daniels LLP, local counsel to the Loan Parties in North Dakota, Jones Waldo, local counsel to the Loan Parties in Utah, and Miller Nash Graham & Dunn LLP, local counsel to the Loan Parties in Washington, addressed to the Administrative Agent, the Collateral Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(x) the Administrative Agent, the Arrangers and the Lenders shall have received all documentation and other information about the Borrower and the Guarantors three (3) Business Days prior to the Closing Date so long as such documentation and information has been reasonably requested in writing by the Administrative Agent, the Arrangers, and the Lenders at least seven (7) business days prior to the Closing Date and that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act;

(xi) a certificate attesting to the Solvency of the Loan Parties on a consolidated basis before and after giving effect to the execution and delivery of the Loan Documents, any Credit Extension to be made on the Closing Date, from the chief financial officer of the Borrower;

(xii) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 4.01(d) and 4.02(a) and (b) have been satisfied;

(xiii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral, including, without limitation, (i) standard flood hazard determination forms and (ii) if any property is located in a special flood hazard area (A) notices to (and confirmations of receipt by) the applicable Loan Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (B) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent;

(xiv) the Administrative Agent shall have completed an environmental due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Administrative Agent; and

(xv) evidence that the Revolving Loan Documents shall become effective prior to or substantially concurrently with the closing of this Agreement.

(b) (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) Since December 31, 2014, there shall not have occurred any event, condition or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect other than as disclosed in the Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and any report of the Borrower on Form 10-Q or Form 8-K filed with the Securities and Exchange Commission since December 31, 2014, and prior to December 22, 2015.

(e) All Loans outstanding under the Existing Credit Agreement shall have been repaid, and all accrued but unpaid interest, commitment fees, and other amounts outstanding thereunder shall have been paid in full.

Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Credit Loan Notice requesting only a conversion of Revolving Credit Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Revolving Credit Loan Notice requesting only a conversion of Revolving Credit Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) has all requisite power and authority to own its properties and to carry on its business as now conducted or proposed to be conducted, and (d) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party (a) have been duly authorized by all necessary corporate or other organizational action, (b) do not and will not (i) violate any of such Person’s Organization Documents, (ii) result in the creation of any Lien not permitted by the Loan Documents, (iii) violate any Contractual Obligation to which such Person is a party or by which it or any of its properties is bound or (iv) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b)(ii)-(iv) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or for the consummation of the Transactions or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except (i) for the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) to the extent that the failure of any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person to have been duly obtained, taken, given, or made or to be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally or by general principles of equity.

5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and Borrower’s Predecessor’s and its Subsidiaries’ results of operations, equity (deficit) and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of and for the three fiscal quarter period ended September 30, 2015 and the related consolidated statements of income or operations and cash flows for the two fiscal quarter period ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. As of the Amendment No. 2 Effective Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, or in arbitration or before any Governmental Authority (including, without limitation, FERC or any equivalent state regulatory authority), by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues (a) that purport to affect or pertain to this Agreement or any other Loan Document or the consummation of the Transactions, or (b) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.07 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Title; Etc. (a) As of the Amendment No. 2 Effective Date, each Loan Party and each of its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property necessary or otherwise material to the business of the Loan Parties and their respective Restricted Subsidiaries, taken as a whole, except for Liens permitted hereby and except where failure to have such title or leasehold interest would not reasonably be expected to result in a Material Adverse Effect.

(b) The Pipeline Systems are covered by recorded fee deeds, rights of way, easements, leases, servitudes, permits, licenses, or other instruments (collectively, “Pipeline Rights”) in favor of the Borrower or its Restricted Subsidiaries, except where the failure of the Pipeline Systems to be so covered, individually or in the aggregate, do not have a Material Adverse Effect.

5.09 Environmental Compliance; Permits.

(a) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Loan Parties and their Restricted Subsidiaries are and have been in compliance with all applicable Environmental Laws and are not subject to any pending, or to their knowledge, threatened, claim or proceeding relating to Environmental Laws or Hazardous Materials.

(b) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, none of the properties currently owned or operated by any Loan Party or any of its Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list.

(c) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Restricted Subsidiaries (i) have obtained all Environmental Permits necessary for the ownership and operation of its real properties and the conduct of its Business, which are in full force and effect; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits; and (iii) have not received written notice of any violation or alleged violation of any Environmental Permit.

5.10 Taxes. The Borrower and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.11 ERISA Compliance. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.

5.12 Subsidiaries; Equity Interests; Loan Parties. As of the Amendment No. 2 Effective Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.12 free and clear of all Liens. As of the Amendment No. 2 Effective Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.12. Set forth on Part (c) of Schedule 5.12 is a complete and accurate list of all Loan Parties, showing as of the Amendment No. 2 Effective Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation.

5.13 Margin Regulations; Investment Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.04 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14 Disclosure. No written report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), and when taken as a whole and in conjunction with all other information that has theretofore been made publicly available by the Borrower in its filings with the SEC or in investor-related materials publicly available on the Borrower’s website, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.15 Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16 Intellectual Property; Licenses, Etc. The Borrower and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except, in each case, where the failure of the same, either individually or in the aggregate, could not be reasonably be expected to have a Material Adverse Effect, and the use thereof by the Borrower or its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

5.17 Solvency. The Loan Parties are, on a consolidated basis, Solvent.

5.18 Anti-Corruption Laws and Sanctions. The Borrower has policies and procedures designed and implemented to promote, in its reasonable business judgment, compliance by the Borrower, its Wholly Owned Subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as agents for the Borrower or its Restricted Subsidiaries, as applicable) with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Restricted Subsidiaries and to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Restricted Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Restricted Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds thereof or other transaction contemplated by this Agreement will, to the knowledge of the Borrower, violate Anti-Corruption Laws or applicable Sanctions.

5.19 EEA Financial Institution. Neither the Borrower nor any Guarantor is an EEA Financial Institution.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each of its Restricted Subsidiaries to:

6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower (or, if earlier, 15 days after the date required to be filed with the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in partners’ capital, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) within 60 days after the end of each of the first three fiscal quarters of the Borrower (or, if earlier, 5 days after the date required to be filed with the SEC), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in partners’ capital, retained earnings and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Financial Officer of the Borrower as fairly presenting the financial condition, results of operations, partners’ capital, retained earnings and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

6.02 Certificates; Other Information. Deliver to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Financial Officer of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), which Compliance Certificate shall, with respect to any fiscal quarter (a “Material Unrestricted Subsidiary Quarter”) in which, as of the last day thereof, Unrestricted Subsidiaries collectively (i) have total assets exceeding 5% of the total assets of the Borrower and its Subsidiaries, determined in accordance with GAAP or (ii) generate more than 5% of Consolidated EBITDA for the four fiscal quarter period ending on such date, set forth a reasonably detailed reconciliation of each of the components reflected in such calculation, as well as of Consolidated Net Tangible Assets, to the corresponding consolidated amounts set forth in the financial statements, in form and substance reasonably satisfactory to the Administrative Agent, together with, for any Material Unrestricted Subsidiary Quarter, consolidating statements of income or operations, changes in partners’ capital, retained earnings and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, all in reasonable detail, such consolidating statements to be certified by a Financial Officer of the Borrower as fairly presenting the financial condition, results of operations, partners’ capital, retained earnings and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(b) promptly after the same are available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(c) promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request;

(d) promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Debt Rating, written notice of such change;

(e) promptly, upon the exercise of any accordion feature or other increase to the amount of any other Permitted Facility Indebtedness, notice thereof; and

(f) promptly following the Administrative Agent’s request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including information required by the Act and information described in Section 10.18.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall deliver paper copies of any Compliance Certificate to the Administrative Agent upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower, as applicable, with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Materials”) by posting the Materials on IntraLinks, Syndtrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Materials that may be distributed to the Public Lenders and that (w) all such Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” The Administrative Agent and the Borrower acknowledge that no Materials will be marked “PUBLIC” other than publicly available information filed by the Loan Parties with the SEC.

6.03 Notices of Default. Promptly notify the Administrative Agent of the occurrence of any Default. Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; unless, with respect to any obligation or liability described in clause (a), (b), or (c) above, (A) such obligation or liability is being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower and each applicable Restricted Subsidiary, as applicable or (B) the failure to make such payment could not reasonably be expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses (including intellectual property licenses) and franchises material to the conduct of its business, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

6.07 Maintenance of Insurance. Maintain with insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business in the same or similar location, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and an independent contractor of the Administrative Agent to visit and inspect any of its properties once per calendar year, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at the expense of the Administrative Agent, and at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Borrower and subject to any applicable restrictions or limitations on access to any facility or information that is classified or restricted by contract or by law, regulation or governmental guidelines; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower, at any time during normal business hours and without advance notice and as many times during any calendar year as such Administrative Agent or Lender shall so request; provided, further, that advance notice of any discussion with such independent accountants shall be given to the Borrower and, so long as no Event of Default shall have occurred and be continuing, the Borrower shall have the opportunity to be present at such discussion. The Administrative Agent and each Lender shall conduct any such inspection or examination (i) in reasonable accordance with the Borrower’s or the applicable Restricted Subsidiary’s safety policies and procedures and (ii) so as not to unreasonably materially interfere with the Borrower’s or its Restricted Subsidiaries’ operations. The Administrative Agent and each Lender agree to keep all information obtained by them pursuant to this Section confidential in accordance with Section 10.07.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions to (i) finance drop down transactions, (ii) pay fees and expenses incurred in connection with the Transactions; and (iii) provide ongoing working capital and for Acquisitions, distributions and other general corporate purposes of the Borrower and its Subsidiaries, in each case, not in contravention of any Law or of any Loan Document. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Credit Extension, and the Borrower shall not use, or permit its Subsidiaries or its or their respective directors, officers, employees or agents to use, the proceeds of any Credit Extension (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, in any material respect, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in any other manner that would result in the material violation of any Sanctions applicable to any party to this Agreement.

6.12 Covenant to Guarantee Obligations. (a) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary that is a Material Subsidiary (other than any CFC, FSHCO or a Subsidiary that is disregarded for U.S. federal income tax purposes and that is held directly or indirectly by a CFC or FSHCO), including any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary that is a Material Subsidiary, then the Borrower shall, at the Borrower’s expense, within 30 days (or such longer period as the Administrative Agent may determine in its sole discretion) after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty substantially in the form of the Guaranty or a guaranty supplement in substantially the form attached to the Guaranty, guaranteeing the other Loan Parties’ obligations under the Loan Documents, together with such other additional closing documents, certificates and legal opinions (which may be opinions of in-house counsel) as shall reasonably be requested by the Administrative Agent.

(b) Notwithstanding the foregoing, if at any time all Immaterial Subsidiaries, taken as a whole, (i) have total assets at such time exceeding 5% of the total assets of the Borrower and its Restricted Subsidiaries, determined in accordance with GAAP or (ii) generate more than 5% of Consolidated EBITDA for the most recently completed four fiscal quarter period, in either case as of the fiscal quarter most recently ended and for which financial statements have been delivered pursuant to Section 6.01(a) or 6.01(b), then the Borrower shall designate which of such Subsidiaries shall no longer constitute “Immaterial Subsidiaries” for purposes of this Credit Agreement to the extent necessary to cause such excess to be eliminated and, with respect to any Subsidiary that ceases to be an Immaterial Subsidiary as a result of such designation, the Borrower shall take, and cause such Subsidiary to take, such action as is necessary to comply with this Section 6.12.

6.13 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a) The Borrower may designate any Subsidiary to be an Unrestricted Subsidiary; provided that at the time of such designation and immediately after giving effect thereto (i) no Default shall exist, (ii) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents will be true and correct in all material respects as if remade at the time of such designation, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date (provided that such materiality qualifier shall not be applicable to any representation and warranty that already is qualified or modified by materiality in the text thereof) and (iii) such Subsidiary does not, at the time of designation and does not at any time thereafter while it is an Unrestricted Subsidiary, Guarantee or otherwise become directly or indirectly liable with respect to, or grant any Liens on any of its property to secure, any Indebtedness of the Borrower or any Restricted Subsidiary or any obligations of the Borrower or any Restricted Subsidiary in respect of any Sale and Leaseback Transaction. Designation by the Borrower pursuant to this Section shall be deemed to be a representation and warranty by the Borrower as of such date as to the matters specified in this Section.

(b) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that at the time of such designation and after giving effect thereto, (i) such Unrestricted Subsidiary shall not have outstanding Indebtedness, other than Indebtedness permitted under Section 7.02, or Liens on any of its property, other than Liens permitted under Section 7.01 (in each case taking into account the other Indebtedness of Restricted Subsidiaries, and the Liens on property of the Borrower and its Restricted Subsidiaries, then existing), (ii) no Default shall exist and (iii) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents will be true and correct in all material respects as if remade at the time of such designation, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date (provided that such materiality qualifier shall not be applicable to any representation and warranty that already is qualified or modified by materiality in the text thereof). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence by such Restricted Subsidiary, at the time of designation, of (x) all Indebtedness of such Restricted Subsidiary and (y) all Liens on property of such Restricted Subsidiary existing at such time.

(c) The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, Guarantee, or grant or otherwise permit a Lien on any of its or their property to secure, any Indebtedness of an Unrestricted Subsidiary or any obligations of Unrestricted Subsidiary in respect of any Sale and Leaseback Transaction, other than (i) Liens on Equity Interests of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary that is non-recourse to the Borrower and its Restricted Subsidiaries and (ii) Guarantees of Indebtedness of Unrestricted Subsidiaries in an aggregate amount not to exceed 2.5% of Consolidated Net Tangible Assets at the time of incurrence or assumption thereof. As used in this paragraph (c), “non-recourse” means Indebtedness of an Unrestricted Subsidiary for which recourse to the Borrower or any Restricted Subsidiary, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited to Equity Interests issued by such Unrestricted Subsidiary.

(d) If at any time an Unrestricted Subsidiary fails to meet any requirement set forth in clause (iii) of paragraph (a) or in paragraph (c) of this Section 6.13, it will thereafter automatically cease to be an Unrestricted Subsidiary and shall constitute a Restricted Subsidiary for all purposes of this Agreement, and any Indebtedness and Liens of such Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary as of such date.

(e) Any subsidiary of an Unrestricted Subsidiary shall automatically constitute an Unrestricted Subsidiary. At the time that an entity becomes a Subsidiary of an Unrestricted Subsidiary, the Borrower shall be deemed to have designated such Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.13(a).

(f) If at any time an entity that has been designated as an Unrestricted Subsidiary ceases to be a Subsidiary of the Borrower, then such entity shall cease to be an Unrestricted Subsidiary.

6.14 Maintenance of Separateness. Observe organizational formalities and keep books and records separate from MPC and the other MPC Companies.

6.15 Anti-Corruption Laws and Sanctions. Maintain and implement policies and procedures designed, in its reasonable business judgment, to promote compliance by the Borrower, its Wholly Owned Subsidiaries and their respective directors, officers, employees and agents (when acting in their capacity as agents for the Borrower or its Restricted Subsidiaries) with Anti-Corruption Laws and applicable Sanctions.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Borrower covenants and agrees with the Lenders that:

7.01 Liens and Sale and Leaseback Transactions.

(a) Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset (including accounts receivable, royalties and other revenues) now owned or hereafter acquired by it, or assign or sell any receivables in connection with any financing transaction or series of financing transactions (including factoring arrangements), except:

(i) Permitted Encumbrances;

(ii) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the Amendment No. 2 Effective Date which is either (A) set forth on Schedule 7.01 or (B) securing Indebtedness or other obligations in a principal amount which is less than (x) $25,000,000 individually and (y) $50,000,000 in the aggregate;

(iii) Liens on fixed or capital assets acquired, constructed, repaired, developed or improved by the Borrower or any of its respective Restricted Subsidiaries; provided that (A) such Liens secure only Indebtedness, including in respect of Capitalized Leases, incurred to finance the acquisition, construction, repair, development or improvement of such assets, (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction, repair, development or improvement, and (C) such Liens shall not apply to any other property or assets (other than accessions and improvements thereto);

(iv) Liens under any Sale and Leaseback Transaction permitted under Section 7.01(b);

(v) Liens securing Indebtedness or other obligations of the Borrower or any of its Restricted Subsidiaries in favor of any Loan Party;

(vi) (A) Liens on property existing at the time such property is acquired by a Loan Party or any of its Restricted Subsidiaries and not created in contemplation of such acquisition (or on repairs, improvements, additions or accessions thereto) and (B) Liens on the assets of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such Person becoming a Subsidiary of the Borrower (or on repairs, improvements, additions or accessions thereto), provided that, in the case of clauses (A) and (B), such Liens do not extend to any other assets;

(vii) Liens on cash and Cash Equivalents securing obligations under any Swap Contract; provided that the aggregate amount of all such obligations secured by such Liens shall not at any time exceed $200,000,000;

(viii) extensions, renewals and replacements of the Liens described in clause (ii), (iii) or (vi) above, so long as there is no increase in the Indebtedness or other obligations secured thereby (other than amounts incurred to pay costs of the extension, renewal and replacement of the Indebtedness secured by such Liens) and no additional property (other than accessions and improvements in respect of such property) is subject to such Lien;

(ix) Liens on Equity Interests in a Joint Venture owned by the Borrower or any Restricted Subsidiary securing obligations of such Joint Venture and Liens on Equity Interests in an Unrestricted Subsidiary owned by the Borrower or any Restricted Subsidiary securing obligations of such Unrestricted Subsidiary; and

(x) Liens not otherwise permitted by other clauses of this Section 7.01(a) securing Indebtedness or other obligations of the Borrower or any of its Restricted Subsidiaries, provided that the sum, without duplication, of (A) the aggregate outstanding principal amount of all such Indebtedness and obligations plus (B) the aggregate outstanding amount of Attributable Indebtedness under all Sale and Leaseback Transactions permitted under Section 7.01(b) plus (c) the aggregate outstanding principal amount of Indebtedness of Non-Guarantor Subsidiaries permitted pursuant to Section 7.02(f) shall not exceed 15% of Consolidated Net Tangible Assets at the time of creation, incurrence or assumption of such Lien.

(b) Sale and Leaseback Transactions. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction if, after giving effect to such Sale and Leaseback Transaction, the sum, without duplication, of (i) the aggregate amount of Attributable Indebtedness under all such Sale and Leaseback Transactions, plus (ii) the outstanding aggregate principal amount of all Indebtedness of Non-Guarantor Subsidiaries permitted under Section 7.02(f), plus (iii) the outstanding aggregate principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries secured by Liens permitted under Section 7.01(a)(x), shall exceed 15% of Consolidated Net Tangible Assets at the time of consummation of such Sale and Leaseback Transaction;

7.02 Indebtedness. The Borrower will not permit any Non-Guarantor Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness owing to a Loan Party or a Wholly Owned Subsidiary;

(b) Indebtedness existing on the Amendment No. 2 Effective Date which is either (i) set forth on Schedule 7.02 or (ii) in a principal amount which is less than (x) $25,000,000 individually and (y) $50,000,000 in the aggregate;

(c) Indebtedness incurred to finance the acquisition, construction, repair, development or improvement of any fixed or capital assets, including Indebtedness attributable to Capitalized Leases, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction, repair, development or improvement and (ii) if such Indebtedness is secured, the Liens securing it are permitted by Section 7.01(a)(iii);

(d) Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Borrower after the Amendment No. 2 Effective Date or is merged with or into a Subsidiary of the Borrower after the Amendment No. 2 Effective Date and, in each case, not incurred in contemplation of such transaction;

(e) extensions, refinancings, renewals or replacements of the Indebtedness permitted by clause (b), (c) or (d) above which, in the case of any such extension, refinancing, renewal or replacement, does not increase the amount of the Indebtedness being extended, refinanced, renewed or replaced, other than amounts incurred to pay the costs of such extension, refinancing, renewal or replacement;

(f) other Indebtedness of Non-Guarantor Subsidiaries; provided that the sum, without duplication, of (i) the outstanding aggregate principal amount of all such Indebtedness of Non-Guarantor Subsidiaries, plus (ii) the outstanding aggregate amount of Attributable Indebtedness under all Sale and Leaseback Transactions permitted under Section 7.01(b), plus (iii) the outstanding aggregate principal amount of all Indebtedness or other obligations secured by Liens permitted under Section 7.01(a)(x) shall not exceed 15% of Consolidated Net Tangible Assets at the time of creation, incurrence or assumption thereof; and

(g) Indebtedness of any Non-Guarantor Subsidiary as an account party in respect of trade letters of credit or in respect of bid, performance or surety bonds, workers’ compensation claims or self-insurance obligations, in each case incurred in the ordinary course of business, including reimbursement obligations of any Non-Guarantor Subsidiary incurred in the ordinary course of its business with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims and self-insurance obligations (in each case, other than Guarantees of and obligations for money borrowed).

7.03 [Reserved.]

7.04 Mergers, Fundamental Changes and Dispositions. The Borrower will not, and will not permit any other Loan Party to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that (a) if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, any Person may merge with or into the Borrower, provided that the Borrower shall be the surviving entity; (b) any Loan Party that is a Restricted Subsidiary may merge into or consolidate with or sell, transfer, lease or otherwise dispose of its assets to the Borrower or another Restricted Subsidiary; (c) any Loan Party that is a Restricted Subsidiary may merge into, or consolidate with, any Person other than the Borrower or another Restricted Subsidiary if (i) such Loan Party is the surviving entity or (ii) such other Person is the surviving entity and becomes a Restricted Subsidiary and a Guarantor contemporaneously with such merger or consolidation; and (d) any Loan Party (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

7.05 [Reserved].

7.06 Restricted Payments. The Borrower will not declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (a) the Borrower may declare and make dividend payments and other distributions payable solely in the Equity Interests of the Borrower and (b) so long as no Event of Default exists or would be caused by the declaring or making of such Restricted Payment, the Borrower may declare and make Restricted Payments in accordance with the Borrower Partnership Agreement; provided that the foregoing shall not operate to prohibit the payment of distributions of Available Cash to limited partners of the Borrower or the payment by the Borrower for the repurchase of limited partnership interests in the Borrower so long as (i) on the record date for such distribution, or on the date that the Borrower became legally bound to pay the repurchase price for such repurchase (herein also referred to as a “record date”), as applicable, such distribution or such repurchase was permitted by the foregoing and (ii) such distribution or such repurchase price is paid within the earlier of 60 days after the record date and any date under applicable law on which such dividend or repurchase must be consummated.

7.07 Change in Nature of Business. The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date, any business substantially related or incidental thereto or logical extensions thereof or any other business which generates “qualifying income” under the Code.

7.08 Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into or engage in any material transaction (including any sale, lease, transfer, purchase or acquisition of property or assets) with any of its Affiliates, except on terms and conditions, taken as a whole, that are substantially no less favorable to the Borrower or such Restricted Subsidiary as could be obtained on an arm’s-length basis from unrelated third parties (or, if in the good faith judgment of the General Partner’s board of directors, no comparable transaction is available with which to compare any such transaction, such transaction, taken as a whole, is otherwise fair to the Borrower or such Restricted Subsidiary); provided that the foregoing restriction shall not apply to (a) transactions between or among the Loan Parties and Wholly Owned Subsidiaries and not involving any other Person; (b) transactions involving any employee benefit plans or related trusts of the Borrower or any of its Restricted Subsidiaries; (c) transactions pursuant to any contract or agreement existing as of the Amendment No. 2 Effective Date and listed on Schedule 7.08; (d) the payment of reasonable compensation, fees and expenses to, and indemnity provided on behalf of, directors and officers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; (e) transactions entered into with the MPC Companies on terms and conditions that are fair and reasonable to the Borrower and the Subsidiaries, taking into account the totality of the relationship between the Borrower and the Subsidiaries, on the one hand, and the MPC Companies, on the other, including the contemplated transactions set forth on Schedule 7.08; (f) transactions pursuant to any contract or agreement, between the Borrower or any of its Subsidiaries, on one hand, and MPC and its subsidiaries, on the other, that as of the Amendment No. 2 Effective Date has been filed as an exhibit to any report or statement filed by the Borrower or MPC with the SEC, in each case as such contract or agreement is in effect on the Amendment No. 2 Effective Date or as amended, supplemented or otherwise modified, or as replaced, thereafter, so long as such amendments, supplements or other modifications, or such replacement contract or agreement, individually or in the aggregate, are not materially adverse to the interests of the Lenders (g) transactions approved by the Conflicts Committee of the Board of Directors (or equivalent governing body) of the General Partner (or the equivalent successor body to such Conflicts Committee); (h) investments in Unrestricted Subsidiaries (including Guarantees permitted by Section 6.13(c)) or in Joint Ventures; and (g) any Restricted Payment permitted by Section 7.06.

7.09 [Reserved.]

7.10 [Reserved.]

7.11 Financial Covenant. The Borrower shall not permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than (i) during a Specified Acquisition Period, 5.50 to 1.00 and (ii) at all other times, 5.00 to 1.00.

7.12 [Reserved.]

7.13 Changes in Organization Documents. The Borrower will not, and will not permit any other Loan Party to, make any changes to its Organization Documents that would reasonably be expected to have a Material Adverse Effect.

7.14 Fiscal Year; Accounting Principles. The Borrower will not, and will not permit any Restricted Subsidiary to, change (a) its current fiscal year or (b) its current accounting principles used in the preparation of financial statements unless such change in accounting principles is required or permitted by GAAP, in each case, other than changes with respect to a Restricted Subsidiary made in order to conform to the fiscal year or principles of the Borrower.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within five Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower or any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.05 (only with respect to the Borrower), 6.11, 6.12 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Sections 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier to occur of (i) receipt of written notice thereof from Administrative Agent or Required Lenders to the Borrower, or (ii) a Responsible Officer otherwise has actual knowledge of any such failure; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Payment Default; Cross-Acceleration. (i) the General Partner or any Loan Party or any Restricted Subsidiary shall fail to make any payment in excess of $1,000,000 in the aggregate (whether of principal, interest, fees or other amounts) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity; provided that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the sale or transfer of the property or assets securing such Indebtedness or (B) any Indebtedness that becomes due as a result of a voluntary prepayment, purchase or redemption thereof; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Significant Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Significant Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the General Partner, any Loan Party or any Restricted Subsidiary thereof one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) and either (i) the same shall remain undischarged or unsatisfied for a period of 45 consecutive days (or 60 consecutive days in the case of judgments rendered in foreign jurisdictions outside of the United States of America) during which execution shall not be effectively stayed (it being understood that, for the purposes of this clause (h), “independent third-party insurance” shall include industry mutual insurance companies in which the General Partner, any Loan Party or any Restricted Subsidiary has an ownership interest) or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the General Partner, any Loan Party or any Restricted Subsidiary to enforce any such judgment; or

(i) ERISA. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any Loan Document (or any material provision thereof), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable; or any Loan Party denies that it has any liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document, in each case, other than pursuant to the terms hereof or thereof; or

(k) Change of Control. There occurs any Change of Control.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) [Reserved]; and

(d) exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16 hereof and Section 2.01 of the Intercreditor Agreement, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Third held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.

(a) Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any

such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor

Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Syndication Agent, Co-Documentation Agents or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.10 Guaranty Matters.

Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to request the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03 or the Guaranty by virtue of the provisions hereof or of the Guaranty shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.12 ERISA Representations. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender, other than pursuant to an extension or waiver of the Subject Maturity Date as specified in the definition of Maturity Date, (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document, other than pursuant to an extension or waiver of the Subject Maturity Date as specified in the definition of Maturity Date, without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended or any amount owing to such Lender reduced (except in accordance with Section 2.16) or the final maturity thereof extended, in each case, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, if following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or each affected Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices and Revolving Credit Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees and charges and disbursements of one lead counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof; provided that the Borrower shall be required to pay only the legal fees and expenses of one corporate counsel, one special counsel, (if required and/or necessary and identified to the Borrower in advance) one local counsel in each jurisdiction and one conflicts counsel of the Administrative Agent and the Arrangers in connection with the Loan Documents, and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, but limited to one counsel for all such Persons, taken as a whole and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single counsel acting in multiple jurisdictions) for all such Persons, taken as a whole and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each applicable material jurisdiction to the affected Persons.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including, but not limited to, reasonable and documented fees, disbursements and other charges of one firm of counsel for all such Indemnitees (and, if reasonably necessary, one firm of local counsel in each appropriate jurisdiction) (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict, of one additional firm of counsel (and local counsel) in each relevant jurisdiction to each group of similarly affected Indemnitees), incurred by any Indemnitee, or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitees and Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or emanating from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OR THE STRICT LIABILITY OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) are determined by a court of competent jurisdiction by final and nonappealable judgment to be the result of any disputes among Indemnitees or any Related Party (other than any claims against the Administrative Agent or the Arrangers in their capacities as such) and other than any claims arising out of any act or omission on the part of the Borrower or its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provision of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b) or (ii) by way of participation in accordance with the provisions of Section 10.06(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or (f) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or (f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A)to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with this Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) [Reserved].

(g) Assignment by MLPFS. The parties hereby agree that MLPFS may, without notice to the Borrower, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided for herein, (h) to credit insurance providers which have been informed as to the confidential nature of such information, so long as such credit insurance providers agree in writing to be bound by the requirements of this Section 10.07, (i) with the consent of the Borrower or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch, office, or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or a Non-Extending Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, the applicable assignee shall have consented to the applicable amendment, waiver, consent or Extension Offer.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders, are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders, each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments, Revolving Credit Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it and the Borrower.

10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

10.19 Keepwell. The Borrower at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s obligations and undertakings under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Borrower under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. The Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

10.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.21 [Reserved].

10.22 Intercreditor Agreement. The Administrative Agent is hereby authorized on behalf of the Lenders to enter into the Intercreditor Agreement. Once executed and delivered by the parties thereto, the Intercreditor Agreement shall be binding on such Lender and its successors and assigns as if it were a party thereto.

10.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if required by Law:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SCHEDULE 5.12

SUBSIDIARIES; EQUITY INTERESTS; LOAN PARTIES

Part A

All Subsidiaries listed are owned 100% by the specified Loan Party unless otherwise indicated.

Loan Party	Subsidiaries Directly Owned
Andeavor Logistics LP	Tesoro Logistics Finance Corp.

Andeavor Field Services LLC

Tesoro Logistics Operations

Western Refining Logistics, LP

Western Refining Logistics GP, LLC

Andeavor Field Services LLC	Andeavor Midstream Partners GP LLC

Andeavor Midstream Partners LP (98%)

Green River Processing, LLC (60%)

Andeavor Midstream Partners GP LLC	Andeavor Midstream Partners LP (2%)

Andeavor Midstream Partners LP	Andeavor Midstream Partners Operating LLC

Andeavor Midstream Partners Operating LLC	Andeavor Gathering I LLC

Green River Processing LLC (40%)

Andeavor Gathering I LLC	Rendezvous Pipeline Company, LLC

Rendezvous Gas Services, L.L.C. (78%)

Tesoro Logistics Operations	Tesoro SoCal Pipeline Company LLC

Tesoro Alaska Terminals LLC

Andeavor MPL Holdings LLC

Tesoro Great Plains Midstream LLC

Tesoro Logistics Pipelines LLC

Tesoro Great Plains Midstream LLC	Tesoro Great Plains Gathering & Marketing LLC

Tesoro Logistics Pipelines LLC	Andeavor Logistics CD LLC

Tesoro Alaska Pipeline Company LLC

Tesoro High Plains Pipeline Company LLC

Tesoro Logistics Northwest Pipeline LLC

Western Refining Logistics, LP	WNRL Finance Corp.

WNRL Energy GP, LLC

WNRL Energy, LLC (99.9%)

WNRL Energy GP, LLC	WNRL Energy, LLC (0.1%)

WNRL Energy, LLC	Western Refining Pipeline, LLC

Western Refining Wholesale, LLC

Western Refining Terminals, LLC

Western Refining Pipeline, LLC	Western Refining Conan Gathering, LLC

Western Refining Wholesale, LLC	Western Refining Product Transport, LLC

Western Refining Terminals, LLC	Asphalt Terminals LLC

Western Refining Delaware Basin Storage, LLC

Part B

Other equity investments of Loan Parties –

•	Andeavor Field Services LLC owns a 38% membership interest in Uintah Basin Field Services, L.L.C., a Delaware limited liability company

•	Andeavor Midstream Partners Operating LLC owns a 50% membership interest in Three Rivers Gathering, LLC, a Delaware limited liability company

•

Andeavor MPL Holdings LLC owns (1) a 17% interest in MPL Investments, Inc., a Delaware corporation, and (2) a 17% common interest in Minnesota Pipe Line Company, LLC, a Delaware limited liability company

•	Tesoro Logistics Pipelines LLC owns a 67% membership interest in Andeavor Logistics Rio Pipeline LLC, a Delaware limited liability company

•	Asphalt Terminals LLC owns a 50% membership interest in PNAC, LLC, a Nevada limited liability company

Part C

The principal business address of the Borrower and each Guarantor is: 200 East Hardin Street, Findlay, Ohio 45840.

Loan Party Name	Jurisdiction of Formation	Tax Payer ID No.
Andeavor Logistics LP	Delaware	27-4151603

Andeavor Field Services LLC	Delaware	47-1671046

Andeavor Gathering I LLC	Delaware	46-3283494

Andeavor Logistics CD LLC	Delaware	46-2258902

Andeavor Midstream Partners GP LLC	Delaware	46-2636925

Andeavor Midstream Partners LP	Delaware	80-0918184

Andeavor Midstream Partners Operating LLC	Delaware	46-2648015

Andeavor MPL Holdings LLC	Delaware	81-2731046

Asphalt Terminals LLC	Delaware	37-1894004

Green River Processing, LLC	Delaware	46-4995184

Rendezvous Pipeline Company, LLC	Colorado	80-0918184

Tesoro Alaska Pipeline Company LLC	Delaware	74-1839523

Tesoro Alaska Terminals LLC	Delaware	81-1894342

Tesoro Great Plains Gathering & Marketing LLC	Delaware	45-3002202

Tesoro Great Plains Midstream LLC	Delaware	27-3431400

Tesoro High Plains Pipeline Company LLC	Delaware	27-4152862

Tesoro Logistics Finance Corp.	Delaware	35-2453789

Tesoro Logistics Northwest Pipeline LLC	Delaware	80-0873558

Tesoro Logistics Operations LLC	Delaware	27-4151836

Tesoro Logistics Pipelines LLC	Delaware	61-1698909

Tesoro SoCal Pipeline Company LLC	Delaware	35-2461308

Western Refining Conan Gathering, LLC	Delaware	82-2108618

Western Refining Delaware Basin Storage, LLC	Delaware	82-2135391

Western Refining Logistics, LP	Delaware	46-3205923

Western Refining Pipeline, LLC	New Mexico	85-0467397

Western Refining Product Transport, LLC	Delaware	47-1803177

Western Refining Terminals, LLC	Delaware	86-0784398

Western Refining Wholesale, LLC	Delaware	86-0109486

WNRL Energy GP, LLC	Delaware	36-4794798

WNRL Energy, LLC	Delaware	47-2043380

WNRL Finance Corp.	Delaware	47-2976324

SCHEDULE 7.01

EXISTING LIENS

None.

SCHEDULE 7.02

EXISTING INDEBTEDNESS

None.

SCHEDULE 7.08

AFFILIATE TRANSACTIONS

None.